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FDP Series, Inc.

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FDP SERIES, INC.

FDP BlackRock Janus Growth Fund

(the “Fund”)

100 Bellevue Parkway

Wilmington, Delaware 19809

August 24, 2017

Dear Shareholder,

You are receiving the enclosed information statement (the “Information Statement”) because you own shares in the Fund, a series of FDP Series, Inc. (the “Corporation”). The purpose of this Information Statement is to inform you that on February 14, 2017, the Board of Directors of the Corporation (the “Board”) approved a new subadvisory agreement between BlackRock Advisors, LLC (“BlackRock”), the Fund’s investment adviser, and Janus Capital Management LLC (“Janus”) with respect to the Fund (the “New Subadvisory Agreement”). The New Subadvisory Agreement became effective on May 30, 2017, which is the date Janus Capital Group Inc., the ultimate parent entity of Janus, merged with Henderson Group plc (the “Transaction”). The prior subadvisory agreement between BlackRock and Janus with respect to the Fund (the “Prior Subadvisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended, for its automatic termination in the event of its assignment and the closing of the Transaction constituted such an assignment. There is no change in the advisory fees paid by the Fund under the New Subadvisory Agreement, and the terms of the New Subadvisory Agreement are identical to those of the Prior Subadvisory Agreement, except for the effective date and term of the New Subadvisory Agreement.

Please note that the New Subadvisory Agreement is not required to be approved by shareholders. Therefore, we are not asking you for a proxy and you are requested not to send us a proxy. The purpose of this document is to provide you with information about these changes that we are required to make available to you. Should you have any questions about these changes or if we can be of service to you in any other way, please contact the Fund by calling 1-800-441-7762. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

John M. Perlowski

President of the Corporation

FDP SERIES, INC.

FDP BlackRock Janus Growth Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING A NEW SUBADVISORY AGREEMENT

FOR THE FDP BLACKROCK JANUS GROWTH FUND

You have received this information statement (the “Information Statement”) because you own shares in the Fund, a series of FDP Series, Inc. (the “Corporation”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the new subadvisory agreement (the “New Subadvisory Agreement”) between BlackRock Advisors, LLC (“BlackRock”), the Fund’s investment adviser, and Janus Capital Management LLC (“Janus”) with respect to the Fund.

Pursuant to the New Subadvisory Agreement, Janus is the subadviser to the Fund and is responsible for the day-to-day management of the Fund’s portfolio. Janus is an investment adviser registered with the Securities and Exchange Commission (“SEC”) that provides advisory or subadvisory services to non-U.S. and U.S. investment management companies, managed accounts and pooled investment vehicles on either a discretionary or non-discretionary basis.

The Fund was also subadvised by Janus prior to the effective date of the New Subadvisory Agreement. The prior subadvisory agreement between BlackRock and Janus (the “Prior Subadvisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination upon a change in control of Janus. On May 30, 2017, Janus Capital Group Inc., the ultimate parent entity of Janus, merged with Henderson Group plc (the “Transaction”). The closing of the Transaction constituted a change in control of Janus. At an in-person meeting held on February 14–15, 2017 (the “Meeting”), and pursuant to BlackRock’s recommendation, the Board of Directors of the Corporation (the “Board”), including all of the directors who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Corporation, BlackRock or Janus (the “Independent Directors”), approved the New Subadvisory Agreement between BlackRock and Janus with respect to the Fund. The terms of the New Subadvisory Agreement are identical to those of the Prior Subadvisory Agreement, except for the effective date and term of the New Subadvisory Agreement. The material factors considered by the Board in approving the New Subadvisory Agreement are set forth under “Board’s Considerations” below.

We are not asking you for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

The Corporation and BlackRock

The Fund is a series of the Corporation, a corporation organized under the laws of the State of Maryland. The Corporation entered into an Investment Management Agreement (the “IMA”) with BlackRock with respect to the Fund on September 29, 2006, which was last approved by the Board, including a majority of the Independent Directors, at an in-person meeting held on May 9–10, 2017.

BlackRock, a Delaware limited liability company and a registered investment adviser, was organized in 1994 to perform advisory services for investment companies. BlackRock serves as the investment adviser for the Fund. BlackRock is an indirect, wholly owned subsidiary of BlackRock, Inc. BlackRock’s current business address is 100 Bellevue Parkway, Wilmington, Delaware 19809. BlackRock, Inc.’s current business address is 55 East 52nd Street, New York, New York 10055. As of June 30, 2017, BlackRock and its affiliates had approximately $5.689 trillion in investment company and other portfolio assets under management.

The Fund does not have an administrator; however, BlackRock provides certain administrative services to the Fund. In addition, State Street Bank and Trust Company (“State Street”) serves as the Fund’s accounting services provider. State Street’s current business address is 1 Lincoln Street, Boston, Massachusetts 02111.

The IMA authorizes BlackRock to appoint one or more subadvisers (“Subadvisers”) to perform investment advisory services for the Fund, subject to approval of the Board. Pursuant to the terms of the IMA and New Subadvisory Agreement, BlackRock has retained Janus to serve as the Fund’s Subadviser. BlackRock and the Fund have obtained an exemptive order from the SEC that permits BlackRock, with respect to the Fund, to appoint and replace Subadvisers, and enter into, amend and terminate subadvisory agreements with Subadvisers, subject to Board approval but without shareholder approval (the “Manager of Managers Structure”). The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions set forth in the SEC exemptive order, including conditions designed to ensure that shareholder interests are adequately protected through Board oversight. See “SEC Exemptive Order” below.

The Subadvisers to the Corporation’s funds, including Janus, act pursuant to subadvisory agreements with BlackRock. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the portfolios. The Subadvisers are independent of BlackRock and discharge their responsibilities subject to the policies of the Board and the oversight and supervision of BlackRock, which pays the Subadvisers’ fees. The Corporation’s funds do not pay fees directly to a Subadviser.

The New Subadvisory Agreement

The terms and conditions and the subadvisory fee rates paid to Janus under the New Subadvisory Agreement and Prior Subadvisory Agreement are identical, except for the effective date and term of the agreements.

Pursuant to the New Subadvisory Agreement and subject to the supervision and direction of the Board and direction and oversight of BlackRock, Janus will: (a) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Fund; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions on behalf of the Fund and shall provide standing instructions to the Fund’s custodian to automatically invest any uninvested cash assets in cash equivalent investments available to the custodian on a daily basis, unless BlackRock requests in writing that Janus manage the uninvested cash; (d) provide reasonable assistance to BlackRock with respect to the pricing of Fund securities at such time and in such manner as BlackRock and Janus will mutually agree upon from time to time; (e) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with Janus’s management of the assets of the Fund (in such respect, and only for this limited purpose, Janus will act as BlackRock’s and the Fund’s agent and attorney-in-fact); and (f) employ professional portfolio managers and securities analysts who provide research services to the Fund.

For the services provided and the expenses assumed by Janus pursuant to the New Subadvisory Agreement, BlackRock, not the Fund, will pay to Janus a fee, computed daily and payable monthly, in arrears, at an annual rate of 0.40% of the first $200 million of the Fund’s average daily net assets; and 0.35% of such assets over $200 million.

Unless terminated sooner as provided below, the New Subadvisory Agreement will continue in effect for one year from its date of execution. Thereafter, if not terminated, the New Subadvisory Agreement will continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act); provided further, that if the shareholders fail to re-approve the New Subadvisory Agreement, Janus may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

Notwithstanding the foregoing, the New Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund. The New Subadvisory Agreement may also be terminated, without the payment of any penalty, by BlackRock: (i) upon 60 days’ written notice to Janus; (ii) immediately upon material breach by Janus of any of the representations, warranties and agreements set forth in the New Subadvisory Agreement; or (iii) immediately if, in the reasonable judgment of BlackRock, Janus becomes unable to discharge its duties and obligations under the New Subadvisory Agreement including, without limitation, circumstances such as financial insolvency of Janus. Janus may terminate the New Subadvisory Agreement at any time, without the payment of any penalty, on 90 days’ written notice to BlackRock and the Corporation. The New Subadvisory Agreement will terminate automatically in the event of its assignment or upon termination of the IMA. The New Subadvisory Agreement is attached as Exhibit A.

For the most recent fiscal year ended May 31, 2017, BlackRock received management fees from the Fund, net of any applicable waivers, in the amount of $918,971 or 0.75% of the Fund’s average daily net assets. For the same period, BlackRock paid subadvisory fees to Janus in the aggregate amount of $552,976, and thus retained $365,995 of its advisory fee. If Janus had served as subadviser for such period under the New Subadvisory Agreement, BlackRock would have paid the same amount of subadvisory fees to Janus.

Information About Janus

Janus is a Delaware limited liability company with principal offices at 151 Detroit Street, Denver, CO 80206. Janus is a wholly-owned subsidiary of Janus Henderson Group plc, a publicly traded company with principal offices at 201 Bishopsgate, EC2M 3AE, United Kingdom, with principal operations in financial asset management businesses that had approximately $345 billion in assets under management as of June 30, 2017. Janus (together with its predecessors) has served as an investment adviser since 1969 and currently serves as investment adviser, or subadviser, to separately managed accounts, mutual funds, as well as commingled pools or private funds, and wrap fee accounts.

The directors and principal executive officers of Janus, as of the date of this document, are set forth below. The business address of each individual is that of Janus’s principal offices as stated above.

Name	Position with Janus
Richard Maccoy Weil	Chief Executive Officer
Bruce Lewis Koepfgen	President
David Richard Kowalski	Chief Risk Officer
Jennifer Joyce McPeek	Chief Operating and Strategy Officer
Enrique Chang	Chief Investment Officer
Michelle Rose Rosenberg	Deputy General Counsel
Brennan Allen Hughes	Chief Financial Officer
Michael Drew Elder	SVP, Head of North American Distribution
Susan Kelly Wold	Chief Compliance Officer

No Board member has, or has had, any material interest in, or a material interest in a material transaction with Janus or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or directors of the Corporation are officers, employees, directors, general partners or shareholders of Janus.

Janus is the investment adviser for other mutual funds, and/or institutional accounts, that have an investment objective similar to that of the Fund. The name of each such fund or account, together with information concerning the fund’s assets, and the advisory fee rate paid (as a percentage of average net assets) to Janus for its management services, are set forth below.

Vehicle	Fund	Account Assets Managed by Janus*	Management Fee Paid to Janus**
Proprietary Mutual Fund	Janus Henderson Research Fund	$12.7 billion	65bps†
Sub-Advised Portfolio***	Undisclosed VA Platform Account #1	Less than $100 million	First $100mm: 55bps; Next $100mm: 42bps; Over $200mm: 40bps
Sub-Advised Portfolio***	Undisclosed VA Platform Account #2	Less than $100 million	First $100mm: 55bps; Next $100mm: 42bps; Over $200mm: 40bps
Sub-Advised Portfolio***	Undisclosed VA Platform Account #3	Less than $100 million	First $100mm: 55bps; Next $100mm: 42bps; Over $200mm: 40bps
Sub-Advised Portfolio***	Undisclosed VA Platform Account #4	Less than $100 million	First $100mm: 55bps; Next $100mm: 42bps; Over $200mm: 40bps
Sub-Advised Portfolio***	Undisclosed VA Platform Account #5	Less than $200 million	First $100mm: 55bps; Next $100mm: 42bps; Over $200mm: 40bps
*	Assets only available to be released in a range for non-proprietary mutual fund vehicles. Please note that Janus policy prevents disclosure of client names together with assets, so we have provided an approximate range figure instead.
**	Fees for separate account and subadvised accounts reflect standard fee schedules for those vehicles. Certain accounts may have a different fee schedule based on a number of factors which may include the number of accounts under management by Janus and/or its subsidiaries and early adopter status of clients in new strategies. Janus typically treats similarly situated clients (meaning of the same client type, domiciled in the same country, with a similar sized asset portfolio which is invested in the same investment vehicle and is managed as a component of the same composite strategy) the same and seeks to offer the most competitive pricing to our clients based on these factors.
†	The Janus Research Fund pays an investment advisory fee rate that may adjust up or down based on the Fund’s performance relative to the cumulative investment record of its benchmark index over the performance measurement period. Additional details are included in the Fund’s prospectus.
***	Denotes multi-manager fund. Assets reflect the Janus-managed portion. Assets are aggregated with other accounts for purposes of calculating the management fee.

Board’s Considerations

The Board met in person at the Meeting held on February 14–15, 2017 to consider approval of the New Subadvisory Agreement between BlackRock and Janus with respect to the Fund in connection with the anticipated termination of the Prior Subadvisory Agreement on the effective date of the change of control of Janus.

The Board consists of thirteen individuals, eleven of whom are Independent Directors. Pursuant to the 1940 Act, the Board is required to consider the initial approval of the New Subadvisory Agreement.

The Approval Process

At the Meeting, the Board reviewed materials relating to its consideration of the New Subadvisory Agreement. The Fund’s IMA with BlackRock and the Prior Subadvisory Agreement between BlackRock and Janus with respect to the Fund were most recently approved by the Board at in-person meetings on April 12, 2016 (the “April 2016 Meeting”) and May 9–11, 2016 (the “May 2016 Meeting”). The factors considered by the Board at the Meeting in connection with the approval of the New Subadvisory Agreement were substantially the same as the factors considered at the April 2016 and May 2016 Meetings:

Prior to the April 2016 Meeting, the Board requested and received materials specifically relating to the IMA and the Prior Subadvisory Agreement (together, the “Agreements”). The Board is continuously engaged in a process with its independent legal counsel, BlackRock, and Janus to review the nature and scope of the information provided to better assist its deliberations. The materials provided in connection with the April 2016 Meeting included (a) information independently compiled and prepared by Broadridge Financial Solutions, Inc. (“Broadridge”) on Fund fees and expenses as compared with a peer group of funds as determined by Broadridge (“Expense Peers”) and the investment performance of the Fund as compared with a peer group of funds as determined by Broadridge1; (b) information on the profits realized by BlackRock and its affiliates and Janus pursuant to the Agreements and a discussion of fall-out benefits to BlackRock and its affiliates; (c) a general analysis provided by BlackRock concerning investment management fees charged to other clients, such as institutional clients, subadvised mutual funds, ETFs and closed-end funds, under similar investment mandates, as well as the performance of such other clients, as applicable; (d) review of non-management fees; (e) the existence, impact and sharing of potential economies of scale; (f) a summary of aggregate amounts paid by the Fund to BlackRock; and (g) sales and redemption data regarding the Fund’s shares.

At the April 2016 Meeting, the Board reviewed materials relating to its consideration of the Agreements. As a result of the discussions that occurred during the April 2016 Meeting, and as a culmination of the Board’s year-long deliberative process, the Board presented BlackRock and Janus with questions and requests for additional information. BlackRock and Janus responded to these requests with additional written information in advance of the May 2016 Meeting.

At the May 2016 Meeting, the Board, including the Independent Directors, approved the continuation of the IMA and the Prior Subadvisory Agreement, each for a one-year term ending June 30, 2017. In approving the continuation of the Agreements, the Board considered: (a) the nature, extent and quality of the services provided by BlackRock and Janus; (b) the investment performance of the Fund; (c) the advisory fee and the cost of the services and profits to be realized by BlackRock and its affiliates from their relationship with the Fund; (d) the Fund’s costs to investors compared to the costs of Expense Peers and performance compared to the relevant performance metrics as previously discussed; (e) the sharing of potential economies of scale; (f) fall-out benefits to BlackRock and its affiliates as a result of its relationship with the Fund; and (g) other factors deemed relevant by the Board members.

In determining whether to approve the Prior Subadvisory Agreement, the Board met with the relevant investment advisory personnel from Janus and received written materials provided by Janus and information about Janus, including its asset management capabilities and organization. The Board considered all information it deemed reasonably necessary to evaluate the terms of the Prior Subadvisory Agreement. The Board received materials in advance of the May 2016 Meeting relating to its consideration of the Prior Subadvisory Agreement, including, among other things, (a) fees and estimated expense ratios of the Fund, and information about contractual expense caps for the Fund; (b) information regarding Janus’s economic outlook for the Fund and its general investment outlook for the markets; and (c) information outlining the legal duties of the Board under the 1940 Act with respect to the consideration and approval of the Prior Subadvisory Agreement. At the May 2016 Meeting,

[1]	Funds are ranked by Broadridge in quartiles, ranging from first to fourth, where first is the most desirable quartile position and fourth is the least desirable.

BlackRock reported to the Board on its due diligence of Janus, including telephonic meetings and on-site visits to Janus’ offices. The Board also considered information regarding Janus’ compliance record.

The Board also considered other matters it deemed important to the approval process, such as direct and indirect benefits to Janus and its affiliates from their relationship with the Fund and advice from independent legal counsel with respect to the approval process and materials submitted for the Board’s review. The Board noted the willingness of Janus personnel to engage in open, candid discussions with the Board. The Board did not identify any particular information as determinative, and each Board member may have attributed different weights to the various items considered.

Nature, Extent and Quality of Services Provided by Janus. The Board, including the Independent Directors, reviewed the nature, extent and quality of services provided by BlackRock and Janus, including the investment advisory and subadvisory services and the resulting performance of the Fund. Throughout the year, the Board compared Fund performance to the performance of a comparable group of mutual funds, a relevant benchmark, and performance metrics, as applicable. The Board met with BlackRock’s senior management personnel responsible for investment activities, including the senior investment officers, and the investment personnel of Janus. The Board also reviewed the materials provided by the Fund’s portfolio management team discussing the Fund’s performance and the Fund’s investment objective(s), strategies and outlook.

The Board considered, among other factors, with respect to BlackRock and Janus: the number, education and experience of investment personnel generally and the Fund’s portfolio management team; BlackRock’s research capabilities; investments by portfolio managers in the funds they manage; portfolio trading capabilities; use of technology; commitment to compliance; credit analysis capabilities; and risk analysis and oversight capabilities.

In addition to investment advisory services, the Board considered the quality of the administrative and other non-investment advisory services provided to the Fund. BlackRock and its affiliates provide the Fund with certain administrative, shareholder and other services (in addition to any such services provided to the Fund by third parties) and officers and other personnel as are necessary for the operations of the Fund. In particular, BlackRock and its affiliates provide the Fund with administrative services including, among others: (i) preparing disclosure documents, such as the prospectus, the summary prospectus (as applicable), the statement of additional information and periodic shareholder reports; (ii) oversight of daily accounting and pricing; (iii) preparing periodic filings with regulators; (iv) overseeing and coordinating the activities of other service providers; (v) organizing Board meetings and preparing the materials for such Board meetings; (vi) providing legal and compliance support; (vii) furnishing analytical and other support to assist the Board in its consideration of strategic issues such as the merger, consolidation or repurposing of certain open-end funds; and (viii) performing other administrative functions necessary for the operation of the Fund, such as tax reporting, fulfilling regulatory filing requirements and call center services. The Board reviewed the structure and duties of BlackRock’s fund administration, shareholder services, and legal & compliance departments and considered BlackRock’s policies and procedures for assuring compliance with applicable laws and regulations.

Investment Performance of Janus and the Fund. The Board, including the Independent Directors, also reviewed and considered the performance history of the Fund. In preparation for the April 2016 Meeting, the Board was provided with reports independently prepared by Broadridge, which included a comprehensive analysis of the Fund’s performance. The Board also reviewed a narrative and statistical analysis of the Broadridge data that was prepared by BlackRock. In connection with its review, the Board received and reviewed information regarding the investment performance of the Fund as compared to other funds in its applicable Broadridge category. The Board was provided with a description of the methodology used by Broadridge to select peer funds and periodically meets with Broadridge representatives to review its methodology. The Board was provided with information on the composition of the Broadridge performance universes and expense universes. The Board and its Performance Oversight Committee regularly review, and meet with Fund management to discuss, the performance of the Fund throughout the year.

In evaluating performance, the Board recognized that the performance data reflects a snapshot of a period as of a particular date and that selecting a different performance period could produce significantly different results. Further, the Board recognized that it is possible that long-term performance can be adversely affected by even one period of significant underperformance so that a single investment decision or theme has the ability to affect long-term performance disproportionately.

The Board noted that for each of the one-, three- and five-year periods reported, the Fund ranked in the fourth quartile against its Broadridge Performance Universe. The Board and BlackRock reviewed and discussed the reasons for the Fund’s underperformance during these periods. Effective at the close of business on January 29, 2016 the Fund transitioned subadvisers from Marsico Capital Management, LLC to Janus, and became the FDP BlackRock Janus Growth Fund.

Consideration of the Subadvisory Fee and the Cost of the Services and Profits to be Realized by Janus and its Affiliates from the Relationship with the Fund. The Board, including the Independent Directors, reviewed the Fund’s contractual management fee rate compared with the other funds in its Broadridge category. The contractual management fee rate represents a combination of the advisory fee and any administrative fees, before taking into account any reimbursements or fee waivers. The Board also compared the Fund’s total expense ratio, as well as its actual management fee rate, to those of other funds in its Broadridge category. The total expense ratio represents a fund’s total net operating expenses, including any 12b-1 or non 12b-1 service fees. The total expense ratio gives effect to any expense reimbursements or fee waivers that benefit a fund, and the actual management fee rate gives effect to any management fee reimbursements or waivers that benefit a fund. The Board considered the services provided and the fees charged by BlackRock and its affiliates to other types of clients with similar investment mandates, as applicable, including institutional accounts and subadvised mutual funds (including mutual funds sponsored by third parties).

The Board received and reviewed statements relating to BlackRock’s financial condition. The Board reviewed BlackRock’s profitability methodology and was also provided with a profitability analysis that detailed the revenues earned and the expenses incurred by BlackRock for services provided to the Fund. The Board reviewed BlackRock’s profitability with respect to the Fund and other funds the Board currently oversees for the year ended December 31, 2015 compared to available aggregate profitability data provided for the prior two years. The Board reviewed BlackRock’s profitability with respect to certain other U.S. fund complexes managed by and/or its affiliates. The Board reviewed BlackRock’s assumptions and methodology of allocating expenses in the profitability analysis, noting the inherent limitations in allocating costs among various advisory products. The Board recognized that profitability may be affected by numerous factors including, among other things, fee waivers and expense reimbursements by BlackRock, the types of funds managed, precision of expense allocations and business mix. As a result, calculating and comparing profitability at individual fund levels is difficult.

The Board noted that, in general, individual fund or product line profitability of other advisors is not publicly available. The Board reviewed BlackRock’s overall operating margin, in general, compared to that of certain other publicly-traded asset management firms. The Board considered the differences between BlackRock and these other firms, including the contribution of technology at BlackRock, BlackRock’s expense management, and the relative product mix.

In addition, the Board considered the cost of the services provided to the Fund by BlackRock, and BlackRock’s and its affiliates’ profits relating to the management and distribution of the Fund and the other funds advised by BlackRock and its affiliates. As part of its analysis, the Board reviewed BlackRock’s methodology in allocating its costs of managing the Funds, to the Fund. The Board may receive and review information from independent third parties as part of its annual evaluation. The Board considered whether BlackRock and Janus have the financial resources necessary to attract and retain high quality investment management personnel to perform its obligations under the Agreements and to continue to provide the high quality of services that is expected by the Board. The Board further considered factors including but not limited to BlackRock’s commitment of time, assumption of risk and liability profile in servicing the Fund in contrast to what is required of BlackRock with respect to other products with similar investment mandates across the open-end fund, ETF, closed-end fund, subadvised mutual fund and institutional account product channels, as applicable.

The Board noted that the Fund’s contractual management fee rate ranked in the second quartile, and that the actual management fee rate and total expense ratio each ranked in the fourth quartile, relative to the Fund’s Expense Peers. The Board also noted that the Fund has an advisory fee arrangement that includes breakpoints that adjust the fee rate downward as the size of the Fund increases above certain contractually specified levels. The Board further noted that BlackRock has contractually agreed to a cap on the Fund’s total expenses as a percentage of the Fund’s average daily net assets on a class-by-class basis. The Board also noted that BlackRock has contractually agreed to waive a portion of the advisory fee for the Fund. In addition, the Board noted that BlackRock has voluntarily agreed to waive a portion of the advisory fee payable by the Fund. The waiver was implemented on June 1, 2012. After discussions between the Board, including the Independent Directors, and BlackRock, the Board and BlackRock agreed to a continuation of the voluntary advisory fee reduction.

Economies of Scale. The Board, including the Independent Directors, considered the extent to which economies of scale might be realized as the assets of the Fund increase, as well as the existence of expense caps, as applicable. The Board also considered the extent to which the Fund benefits from such economies in a variety of ways, and whether there should be changes in the advisory fee rate or breakpoint structure in order to enable the Fund to more fully participate in these economies of scale. The Board considered the Fund’s asset levels and whether the current fee schedule was appropriate. In its consideration, the Board members took into account the existence of any expense caps and further considered the continuation and/or implementation, as applicable, of such caps.

Other Factors Deemed Relevant by the Board. The Board, including the Independent Directors, also took into account other ancillary or “fall-out” benefits that BlackRock or its affiliates may derive from their respective relationships with the Fund, both tangible and intangible, such as BlackRock’s ability to leverage its investment professionals who manage other portfolios and risk management personnel, an increase in BlackRock’s profile in the investment advisory community, and the engagement of BlackRock’s affiliates as service providers to the Fund, including for administrative, distribution, securities lending and cash management services. The Board also considered BlackRock’s and Janus’ overall operations and BlackRock’s efforts to expand the scale of, and improve the quality of, its operations. The Board also noted that BlackRock and Janus may use and benefit from third party research obtained by soft dollars generated by certain registered fund transactions to assist in managing all or a number of their other client accounts. The Board further noted that it had considered the investment by BlackRock’s funds in affiliated ETFs without any offset against the management fees payable by the funds to BlackRock.

In connection with its consideration of the Agreements, the Board also received information regarding BlackRock’s and Janus’ brokerage and soft dollar practices. The Board received reports from BlackRock which included information on brokerage commissions and trade execution practices throughout the year.

The Board noted the competitive nature of the open-end fund marketplace, and that shareholders are able to redeem their Fund shares if they believe that the Fund’s fees and expenses are too high or if they are dissatisfied with the performance of the Fund.

Conclusion

Following discussion, all the Board members present at the Meeting, including all the Independent Directors present, approved the New Subadvisory Agreement between BlackRock and Janus with respect to the Fund for a one-year term beginning on the effective date of the New Subadvisory Agreement. Based upon its evaluation of all of the aforementioned factors in their totality, the Board, including the Independent Directors, was satisfied that the terms of the New Subadvisory Agreement were fair and reasonable and in the best interest of the Fund and its shareholders. In arriving at its decision to approve the New Subadvisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together, and different Board members may have attributed different weights to the various factors considered. The Independent Directors were also assisted by the advice of independent legal counsel in making this determination.

SEC Exemptive Order

BlackRock and the Fund have obtained an exemptive order from the SEC that permits BlackRock, with respect to the Fund, to appoint and replace Covered Subadvisers (as defined below), and enter into, amend and terminate subadvisory agreements with Covered Subadvisers, subject to Board approval but without shareholder approval. The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions set forth in the SEC exemptive order. The term “Covered Subadvisers” means any Subadviser that is (i) an indirect or direct wholly-owned subsidiary (within the meaning of the 1940 Act) of BlackRock, (ii) a sister company of BlackRock that is an indirect or direct wholly-owned subsidiary (within the meaning of the 1940 Act) of the same company that, indirectly or directly, wholly owns BlackRock or (iii) not an affiliated person (within the meaning of the 1940 Act other than solely as a result of its service as a subadviser to the Fund) of the Fund or BlackRock. The exemptive order generally requires that shareholders of the Fund be notified of the hiring of a Covered Subadviser within 90 days of such hiring, and that the Fund make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Ownership of the Fund

As of August 15, 2017, to the knowledge of the Corporation, the following entities owned beneficially 5% or more of a class of the Fund’s shares:

Name	Address	Percentage and Class
Merrill Lynch Pierce Fenner & Smith Incorporated	4800 Deer Lake Drive East Jacksonville, FL 32246-6484	100.00% of Investor A
Merrill Lynch Pierce Fenner & Smith Incorporated	4800 Deer Lake Drive East Jacksonville, FL 32246-6484	100.00% of Investor C
Merrill Lynch Pierce Fenner & Smith Incorporated	4800 Deer Lake Drive East Jacksonville, FL 32246-6484	100.00% of Institutional

As of August 15, 2017, the Board members and officers of the Corporation as a group owned an aggregate of less than 1% of any class of the outstanding shares of the Fund.

Brokerage Commissions

For the fiscal year ended May 31, 2017, the Fund did not pay any commissions to affiliated broker-dealers.

Other Service Providers

BlackRock Investments, LLC, located at 40 East 52nd Street, New York, New York 10022, serves as the sole distributor of shares of the Fund. BlackRock Investments, LLC is an affiliate of BlackRock. BNY Mellon Investment Servicing (US) Inc. (“BNY MIS”), located at 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the transfer and dividend disbursement agent for the Fund. BNY MIS also serves as the Fund’s accounting services provider. Brown Brothers Harriman & Co., located at 40 Water Street, Boston, Massachusetts 02109, serves as the custodian for the Fund.

Reports to Shareholders

The Fund’s annual and semi-annual reports are available free upon request. Shareholders may obtain a copy of either report by calling 1-800-441-7762 between 8:00 a.m. to 6:00 p.m. Eastern time on any business day. You may also access and download these reports at the Fund’s website: www.blackrock.com/prospectus.

Shareholder Proposals

The Corporation is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Corporation must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Benjamin Archibald, Esq., Secretary of FDP Series, Inc., 100 Bellevue Parkway, Wilmington, Delaware 19809.

Householding

Shareholders who are part of a household will receive only one copy of this Information Statement. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or to receive only one copy if you are currently receiving multiple, please contact the Fund by calling 1-800-441-7762 between 8:00 a.m. to 6:00 p.m. Eastern time on any business day or by mailing the Fund at 100 Bellevue Parkway, Wilmington, Delaware 19809. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Authorized Institution”) and you would like to receive a separate copy of future notices of internet availability of information statements, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

By Order of the Board of Directors,

John M. Perlowski

President

FDP Series, Inc.

Dated: August 24, 2017

Exhibit A

SUBADVISORY AGREEMENT

BETWEEN

BLACKROCK ADVISORS, LLC

AND

JANUS CAPITAL MANAGEMENT LLC

This Subadvisory Agreement (the “Agreement”) is entered into as of May 30, 2017 by and between BlackRock Advisors, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Adviser”), and Janus Capital Management LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Subadviser”).

WHEREAS, the Adviser and FDP Series, Inc., an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and organized as a corporation under the laws of the State of Maryland (the “Corporation”), have entered into an Investment Advisory and Management Agreement dated September 29, 2006 (the “Investment Advisory Agreement”);

WHEREAS, pursuant to the Investment Advisory Agreement, the Adviser has agreed to provide investment management and advisory services to FDP Series, Inc. which consists of multiple series, including FDP BlackRock Janus Growth Fund (formerly, the Marsico Growth FDP Fund) (the “Fund”);

WHEREAS, the Investment Advisory Agreement authorizes the Adviser to, from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more subadvisers to perform investment advisory services with respect to the Fund;

WHEREAS, the Corporation’s Board of Directors (the “Board”), including a majority of those directors who are not parties to the Investment Advisory Agreement, or “interested persons” of any party to the Investment Advisory Agreement, has duly consented to and approved the engagement of the Subadviser to furnish investment information, services and advice to assist the Adviser in carrying out its responsibilities under the Investment Advisory Agreement; and

WHEREAS, the Adviser desires to retain the Subadviser to render investment advisory services to the Adviser and the Fund in the manner and on the terms set out in this Agreement, and the Subadviser desires to provide such services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement, the Adviser and the Subadviser agree as follows:

1.	Investment Description; Appointment

(a)    Investment Description. The Fund will invest and reinvest its assets in accordance with the investment objective(s), policies and limitations specified in the prospectus and statement of additional information (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) as part of the Corporation’s Registration Statement on Form N-1A, as it may be periodically amended or supplemented from time to time (the “Registration Statement”). The Adviser agrees to provide copies of all amendments and supplements to the current Prospectus, and copies of any procedures adopted by the Board that are applicable to the Fund and any amendments to those procedures (the “Board Procedures”), to the Subadviser on an on-going basis. In addition, the Adviser will furnish the Subadviser with a copy of (a) the Corporation’s Charter and By-Laws, as each may be amended form time to time (the “Governing Documents”), (b) any financial statement or report prepared for the Fund with respect to the Fund by a registered independent public accounting firm, and (c) any financial statements or reports made by the Fund to shareholders or to any state or federal regulatory agency.

(b)    Appointment of Subadviser. The Adviser hereby engages the services of the Subadviser in connection with the investment and reinvestment of the Fund’s assets. Pursuant to this Agreement and subject to the oversight and supervision by the Adviser and the Board, the Subadviser will manage the investment and reinvestment of the Fund’s assets. Subject to the terms and conditions of this Agreement, the Subadviser hereby accepts the engagement by the Adviser in the foregoing capacity and agrees, at the Subadviser’s own expense, to render the services set out in this Agreement and to provide the office space, furnishings, equipment, and personnel required by the Subadviser to perform these services on the terms and for the compensation provided in this Agreement. Except as specified in this Agreement, the Subadviser agrees that it will not delegate any obligation assumed pursuant to this Agreement to any third party without first obtaining the written consent of both the Fund and the Adviser.

2.	Services as Subadviser

Subject to the supervision, direction and approval of the Adviser and the Board, the Subadviser will conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund’s assets. The Subadviser shall: (a) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Fund; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions on behalf of the Fund and shall provide standing instructions to the Fund’s custodian to automatically invest any uninvested cash assets in cash equivalent investments available to the custodian on a daily basis, unless the Adviser requests in writing that the Subadviser manage the uninvested cash; (d) provide reasonable assistance to the Adviser with respect to the pricing of Fund securities at such time and in such manner as the Adviser and Subadviser will mutually agree upon from time to time; (e) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Subadviser’s management of the assets of the Fund (in such respect, and only for this limited purpose, the Subadviser will act as the Adviser’s and the Fund’s agent and attorney-in-fact); and (f) employ professional portfolio managers and securities analysts who provide research services to the Fund. Notwithstanding Section 2(d) above, the Adviser acknowledges that the Fund’s designated pricing agent, and not the Subadviser, is responsible for providing valuation of the assets in the Fund, and any additional information provided by the Subadviser shall be supplemental information to assist the Fund and its pricing agent to meet the Fund’s fair valuation obligations. The Subadviser will in general take such action as is appropriate to effectively manage the Fund’s investment practices. In addition:

i.	The Subadviser will furnish the Adviser routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund, discuss the management of the Fund with, and provide such access to its personnel and operations as may be reasonably requested by the Adviser and/or the Board from time to time in connection with its provision of services to the Fund.

ii.	The Subadviser will maintain and preserve the records specified in Section 15 of this Agreement and any other records related to the Fund’s transactions or its management of the Fund as are required of a subadviser under any applicable state or federal securities law or regulation including: the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser and the Fund will maintain and preserve all other books and records for the Fund as required under such rules. Subject to the confidentiality provisions herein, the Subadviser will furnish to the Adviser all information relating to the Subadviser’s services under this Agreement reasonably requested by the Adviser within a reasonable period of time after the Adviser makes such request.

iii.	The Subadviser will comply with all applicable Board Procedures that are provided to the Subadviser by the Adviser or the Fund. The Subadviser shall notify the Adviser promptly upon detection of any breach of the 1940 Act, Subchapter M of the Internal Revenue Code, Board Procedures, the Registration Statement, of any known violation of any other applicable law or regulation relating to the Fund and of any error in connection with its management of the Fund, including trade errors. The Subadviser shall also notify the Adviser promptly upon detection of any material violations of the Subadviser’s own compliance policies and procedures that relate to (1) its management of the Fund, or (2) its activities as investment adviser generally to the extent such violation could be considered material to the Fund. Notwithstanding Sections 4 and 17, the Subadviser will reimburse the Fund for costs incurred arising out of or resulting from any such violation or error.

iv.	The Subadviser will maintain a written code of ethics (the “Code of Ethics”) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, a copy of which will be provided to the Adviser and the Fund, including any amendments thereto, and will institute and enforce procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating its Code of Ethics. The Subadviser will follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which policies and procedures it will provide to the Adviser and the Fund upon any reasonable request. The Subadviser shall assure that all reporting required of a subadviser under the 1934 Act in connection with portfolio securities of the Fund, shall be made in a timely manner.

v.	The Subadviser will manage the investment and reinvestment of the assets of the Fund in a manner consistent with the Fund’s investment objectives and policies as stated in the Prospectus. The Subadviser also will manage the investments of the Fund in a manner consistent with any and all applicable investment restrictions (including diversification requirements) contained in the 1940 Act and the rules and regulations under the 1940 Act, any SEC no-action letter or order applicable to the Fund, the Governing Documents, and any applicable law or regulation, including the gross income and diversification requirements set forth in Section 851(b)(2) and 851(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). The Adviser will provide Subadviser with copies of any such SEC no-action letter or order. The Adviser shall perform quarterly and annual tax compliance tests with respect to the Fund’s compliance with the diversification requirements of Subchapter M of the Code, and promptly furnish reports of such tests to the Subadviser after each quarter end to ensure that the Fund is in compliance with the Code. The Subadviser shall take prompt action in response to any notification from the Adviser of any potential non-compliance with either the Adviser’s internal guidelines or the diversification requirements of the Code to ensure that the Fund complies with such Code diversification requirements.

vi.	The Subadviser agrees to perform its duties hereunder in compliance with the Fund’s policies and procedures adopted pursuant to Rule 38a-1 of the 1940 Act and the Subadviser’s duties and obligations under Rule 206(4)-7 of the Advisers Act, including providing the Chief Compliance Officer and/or board of directors of FDP Series, Inc. with such information, reports and certifications as they may reasonably request.

vii.

The Subadviser shall, in a prudent and diligent manner, vote proxies relating to the Fund’s portfolio securities in the best interests of the Fund and its shareholders in connection with any matters submitted to a vote of shareholders in compliance with Subadviser’s proxy voting policies and procedures. The Subadviser will provide the Adviser with a report of all proxy votes made on behalf of the Fund in a timely matter so as to permit the Adviser to timely comply with the reporting requirements under the 1940 Act. The Subadviser shall be responsible for exercising any other applicable rights of security holders in corporate actions or otherwise, except the Subadviser shall have no responsibility for class action elections related to the Fund’s securities. The Subadviser will promptly forward to the Adviser any class action materials it receives.

viii.	The Subadviser shall not acquire on behalf of the Fund any equity securities registered under Section 12 of the 1934 Act with the purpose or effect, at the time of such acquisition, of changing or influencing control of the issuer of the securities or in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the 1934 Act. For purposes of all applicable filing requirements under the 1934 Act, including without limitation Sections 13(d) and (g), and other laws, the Subadviser shall be deemed to have sole investment discretion with respect to all securities held in the Fund. If any investments made by the Subadviser on behalf of the Fund are required to be disclosed in any other reports to be filed by the Subadviser with any governmental or self-regulatory agency or organization or exchange (other than reports required under Section 13 of the 1934 Act), the Subadviser shall provide the Adviser with prompt written notice thereof, setting forth in reasonable detail the nature of the report and the investments of the Fund to be reported.

3.	Information and Reports

(a)    The Subadviser will keep the Fund and the Adviser promptly informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Fund, including but not limited to any changes in the portfolio manager or managers assigned to the Fund’s account and any changes to the ownership of the Subadviser. In this regard, the Subadviser will provide the Fund, the Adviser, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Adviser may from time to time reasonably request. Additionally, prior to each Board meeting, as the Adviser shall reasonably request, the Subadviser will provide the Adviser and the Board with reports regarding the Subadviser’s management of the Fund during the most recently completed quarter, to include written certifications that the Subadviser’s management of the Fund is in compliance with the Fund’s investment objectives and practices, the 1940 Act and applicable rules and regulations under the 1940 Act, and (subject to Section 2(v) above) the diversification requirements of Subchapter M of the Code (subject to Section 2(v) above), and otherwise in such form as may be mutually agreed upon by the Subadviser and the Adviser. The Subadviser also will certify quarterly to the Fund and the Adviser that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics, and will report any material changes in its Code of Ethics. Annually, the Subadviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Subadviser’s Code of Ethics and compliance program, respectively, to the Fund and the Adviser. The Subadviser also will notify and forward promptly to the Fund and the Adviser any communications or information it may receive with respect to claims against or involving the Fund or corporate actions relating to the Fund. It shall be the sole responsibility of the Fund, Adviser, or custodian (and not of the Subadviser) to process and file any claim forms relating to any litigation by or on behalf of the Fund.

(b)    Each party to this Agreement agrees to provide promptly to the other party a list, to the best of the Adviser’s or the Subadviser’s respective knowledge, of each affiliated person of the Adviser or the Subadviser, as the case may be, specifically identifying those affiliated persons that are either (a) publicly traded companies; (b) broker-dealers or underwriters; or (c) investment advisers. Each of the Adviser and the Subadviser agrees promptly to update such list whenever the Adviser or the Subadviser becomes aware of any change that should be made to such list.

(c)    The Subadviser also will provide the Adviser and/or the Board with any information reasonably requested regarding its management of the Fund required for any shareholder report, Registration Statement, or Prospectus supplement to be filed by FDP Series, Inc. with the SEC or in connection with a meeting of the Board. The Subadviser will promptly inform the Fund and the Adviser if any information in the Prospectus or SAI relating to the Subadviser or its duties and obligations under this Agreement is (or will become) inaccurate or incomplete.

(d)    The Subadviser represents that it has procured and will maintain directors and officers/errors and omissions liability insurance coverage for itself and its subsidiaries in such reasonable amount as the Subadviser deems prudent and a joint insured fidelity bond that meets the requirements of Rule 17g-1 of the 1940 Act, and from insurance providers that are in the business of regularly providing insurance coverage to investment advisers. In no event shall the Subadviser’s errors and omissions insurance coverage be less than $10 million or the Subadviser’s fidelity insurance coverage be less than $10 million. The Subadviser shall provide prior written notice to the Adviser (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any claims will be made on its insurance policies that are material and require public disclosure. Furthermore, it shall upon request provide to the Adviser any information the Adviser may reasonably require concerning the amount of or scope of such insurance.

4.	Standard of Care

The Subadviser will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

5.	Subadviser’s Duties Regarding Fund Transactions

(a)    Placement of Orders. (i) The Subadviser will take all actions that it considers necessary to implement the investment policies of the Fund, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers the Subadviser, in its sole discretion, selects. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Subadviser is directed at all times to seek to obtain best execution pursuant to Subadviser’s best execution policy, subject to provisions (b), (c) and (d) of this Section 5. Subadviser shall provide the Adviser with a copy of Subadviser’s best execution policy at least annually, and shall promptly provide Adviser with any material changes to the policy. (ii) The Subadviser shall advise the Fund’s custodian and accounting agent on a prompt basis of each purchase and sale of a portfolio security or other financial instrument specifying the name of the issuer or counterparty, the description, terms and amount of shares or principal amount of the security or other financial instrument purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may reasonably be required, including information related to any corporate action relevant to the investments of the Fund. The Subadviser shall arrange for the transmission to the Fund’s custodian, Adviser and accounting agent on a daily basis such confirmation, trade tickets, and other documents and information as may be reasonably necessary to enable the custodian, Adviser and accounting agent to perform their administrative, recordkeeping and other responsibilities with respect to the Fund.

(b)    Selection of Brokers and Dealers. Subject to the requirements of Section 28(e) of the 1934 Act, in the selection of brokers and dealers to execute portfolio transactions, the Subadviser is permitted to consider not only the available prices and rates of brokerage commissions/spreads, but also other relevant factors, which could include, without limitation: the execution capabilities of the brokers and dealers; the research and other services provided by the brokers and dealers that the Subadviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Subadviser may pay those brokers and dealers who provide brokerage and research services to the Subadviser a higher commission than that charged by other brokers and dealers if the Subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer in terms of either the particular transaction or in terms of the Subadviser’s overall responsibilities with respect to the Fund and to any other client accounts or portfolios that the Subadviser advises. The execution of such transactions pursuant to this section 5(b) would not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

(c)    Soft Dollar Arrangements. Pursuant to the authorization that has been granted by the Fund pursuant to which the Subadviser may maintain “soft dollar” arrangements with respect to the Fund, the Subadviser will, on an ongoing basis, but not less often than annually, identify and provide a written description to the Board and the Adviser of all “soft dollar” arrangements that the Subadviser maintains with respect to the Fund or with brokers or dealers that execute transactions for the Fund, and of all research and other services provided to the Subadviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer. If the Subadviser in its sole discretion ever decides to terminate soft dollar arrangements for similar client accounts, then thereafter, the Subadviser will promptly inform the Fund of such decision and, upon the Fund’s reasonable written request, the Subadviser will, to the extent reasonably practicable, terminate within a reasonable time any “soft dollar” arrangements it has established with respect to the Fund.

(d)    Aggregated Transactions. The Subadviser acknowledges and agrees that, subject to the 1940 Act and the Advisers Act and consistent with its fiduciary duties to the Fund and with its internal policies and procedures regarding fairly and equitably allocating investment opportunities among its clients, the Subadviser is authorized and permitted in its discretion to aggregate or bunch orders for the Fund with similar orders for other Subadviser clients, and/or to execute single or bunched orders as “block” transactions, which may be subject to different trading or regulatory treatment than those applicable to smaller “non-block” transactions, and where applicable, to allocate such bunched or block orders among accounts following execution.

6.	Compensation

For its services, the Adviser pays the Subadviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund at the annual rate of 0.40% of the Fund’s average daily net assets on the first $200 million of the average daily value of the net assets of the Fund and 0.35% thereafter, commencing on the day following effectiveness hereof. For purposes of this calculation, average daily net assets are determined by the Fund at the end of each month on the basis of the average net assets of the Fund for each day during the month. The Subadviser will have no right to obtain compensation directly from the Fund for services provided under this Agreement and agrees to look solely to the Adviser for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs will be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month will be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Subadviser, the value of the Fund’s net assets will be computed at the times and in the manner specified in the Prospectus, and on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined.

7.	Expenses

The Subadviser will bear all expenses (excluding expenses to be borne by the Fund as described in the following sentence) in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Fund’s directors who are not “interested persons” of the Fund; (iv) legal and audit expenses; (v) custodian, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Fund and the Fund’s shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (viii) all other expenses incidental to holding meetings of the Fund’s shareholders, including proxy solicitations therefor; (ix) insurance premiums for fidelity bond and other coverage; (x) investment management fees; (xi) expenses of typesetting for printing prospectuses and statements of additional information and supplements to these documents; (xii) expenses of printing and mailing prospectuses and supplements thereto; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party or in which the Fund has a claim and legal obligations that the Fund may have to indemnify the Fund’s directors, officers and/or employees or agents with respect to these actions, suits or proceedings.

8.	Services to Other Companies or Accounts

The Adviser understands that the Subadviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies, including any offshore entities or private accounts. The Adviser has no objection to the Subadviser and its affiliates so acting, provided, that, whenever the Fund and one or more other investment companies or accounts managed or advised by the Subadviser and its affiliates have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula reasonably believed to be equitable to each such company and account. The Adviser represents that the Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund and/or the price obtained for the purchase or sale of securities by the Fund. The Adviser represents that the Fund also understands that the persons employed by the Subadviser to assist in the performance of the Subadviser’s duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement will be deemed to limit or restrict the right of the Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement will not in any way limit or restrict the Subadviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement.

9.	Affiliated Brokers

The Subadviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Fund, subject to: (a) the requirement that the Subadviser seek to obtain best execution within the policy guidelines determined by the Board and set out in the Fund’s current prospectus; (b) the provisions of the 1940 Act and the Advisers Act; (c) the provisions of the 1934 Act, including, but not limited to, Section 11(a) thereof; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Subadviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Subadviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Fund for these services in addition to the Subadviser’s fees for services under this Agreement.

10.	Custody

The Subadviser will not take custody of or receive physical possession or physical control of cash, securities, or other investments of the Fund.

11.	Term of Agreement; Termination of Agreement; Amendment of Agreement

(a)    Term. This Agreement is effective as of the date first written above, provided that this Agreement shall not take effect unless it has first been approved by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. A vote by a majority of the Fund’s outstanding voting securities (within the meaning of the 1940 Act) is not required as the Adviser has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Fund’s outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from its date of execution. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act); provided further, that if the Fund’s shareholders fail to approve this Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

(b)    Termination. Notwithstanding paragraph 11(a), this Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund. This Agreement may also be terminated, without the payment of any penalty, by the Adviser: (i) upon 60 days written notice to the Subadviser; (ii) immediately upon material breach by the Subadviser of any of the representations, warranties and agreements set forth in this Agreement; or (iii) immediately if, in the reasonable judgment of the Adviser, the Subadviser becomes unable to discharge its duties and obligations under this Agreement, including without limitation, circumstances such as financial insolvency of the Subadviser. The Subadviser may terminate this Agreement at any time, without the payment of any penalty, on 90 days written notice to Adviser and the Corporation. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory Agreement, as it relates to the Fund.

(c)    Amendment. This Agreement may be materially amended by the parties only if the amendment is specifically approved by: (i) a majority of those directors who are not parties to this Agreement or “interested persons” of any party cast in person at a meeting called for the purpose of voting on the Agreement’s approval; and (ii) if required by applicable law, the vote of a majority of outstanding shares of the Fund (except in the case of clause (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

12.	Representations and Covenants of the Adviser

The Adviser represents and covenants to the Subadviser as follows:

a.	It is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as the business is now being conducted.

b.

The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary actions and by the Board of the Fund, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser.

c.	It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

d.	It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Adviser in order to perform the services contemplated by this Agreement.

e.	It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered and licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so licensed, and (iii) will promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

f.	It acknowledges that it has received a copy of the Subadviser’s Form ADV prior to or at the time of the execution of this Agreement and has delivered a copy of the same to the Fund.

g.	The Fund is, or will be prior to commencing operations, registered as an open-end management investment company under the 1940 Act and the Fund’s shares are (or will be prior to commencing operations) registered under the Securities Act of 1933 and under any applicable state securities laws.

13.	Representations and Covenants of the Subadviser

The Subadviser represents and covenants to the Adviser as follows:

a.	It is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as this business is now being conducted.

b.	The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary action on the part of its board of directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Subadviser.

c.	It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

d.	It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement.

e.	It is registered with the SEC as an investment adviser under the Advisers Act, is registered or licensed as an investment adviser under the laws of jurisdictions in which its activities require it to be so registered or licensed, and will promptly notify the Adviser and the Fund of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

f.	It has provided the Adviser with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and will, (i) promptly after making any material amendment to Part 2A or 2B of its Form ADV, furnish a copy of such amendments to the Adviser , and (ii) at least annually, within 120 days after the Subadviser’s fiscal year end and without charge, furnish the Adviser with a copy of any amendment to Part 2A of the Subadviser’s Form ADV reflecting material changes, if any, made since the last annual updating amendment, as required by the Advisers Act. The information contained in the Subadviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

g.	It will carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Fund’s investment objective(s), policies, and restrictions, as set out in the Prospectus and SAI, as amended from time to time; and (iii) any policies or directives as the Board may from time to time establish or issue and communicate to the Subadviser in writing. The Fund or the Adviser will promptly notify the Subadviser in writing of changes to (ii) or (iii) above.

h.	It is not to the best of its knowledge the subject of any proceeding, investigation or inquiry brought by the SEC, the Financial Industry Regulatory Authority (or any other self-regulatory organization) or any other federal or state regulator with respect to the types of services for which it is being appointed herein or which could have a material impact on its ability to fully perform any of the services to be rendered hereunder.

14.	Cooperation with Regulatory Authorities or Other Actions

The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

15.	Records.

(a)    Maintenance of Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments that are required to be maintained by the Fund pursuant to the 1940 Act with respect to the Subadviser’s duties and obligations under this Agreement for the Fund (the “Fund’s Books and Records”). The Adviser acknowledges that the Subadviser is not the compliance agent for the Fund or for the Adviser, and is responsible for maintaining the Fund’s Books and Records only with respect to the Subadviser’s duties and obligations to the Fund under this Agreement.

(b)    Ownership of Records. The Subadviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender promptly to the Fund or the Adviser the Fund’s Books and Records upon the request of the Fund or the Adviser; provided, however, that the Subadviser may retain copies of the records at its own cost. The Fund’s Books and Records will be made available, within two (2) business days of a written request, to the Fund’s accountants or auditors during regular business hours at the Subadviser’s offices. The Fund, the Adviser or their respective authorized representatives will have the right to copy any records in the Subadviser’s possession that pertain to the Fund. These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Fund or the Adviser. The Subadviser agrees that any policies and procedures it has established for managing the investment and reinvestment of the Fund’s assets, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management of the investment and reinvestment of the Fund’s assets, will be made available for inspection by the Fund, the Adviser or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

16.	Confidentiality

(a)    Non-Disclosure by Subadviser. The Subadviser agrees that the Subadviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Fund or the Adviser and will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever, except as authorized in this Agreement or specifically by the Adviser or the Fund, or if this disclosure or use is required by federal or state regulatory authorities or by a court, or is required in connection with the performance by the Subadviser of its duties and obligations to the Fund under this Agreement.

(b)    Nondisclosure by Adviser. The Adviser agrees that the Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Subadviser and will not disclose or use any records or confidential information obtained pursuant to this Agreement or any other agreement between the Adviser and the Subadviser in any manner whatsoever, except as authorized in this Agreement or specifically by the Subadviser, or if this disclosure or use is required by federal or state regulatory authorities or by a court, or is required in connection with the performance by the Adviser of its duties and obligations to the Fund under this Agreement.

(c)    Nondisclosure Exceptions. Paragraphs (a) and (b) above shall not apply to information that (i) is already publicly available; (ii) became known to either party from a source other than the other party, and without a known breach of an obligation of confidentiality owed to the other party; (iii) is independently developed by either party without reference to the information required by this Agreement to be treated confidentially; and/or (iv) is used by either party in order to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement. In addition, the Subadviser may disclose the investment performance of the Fund; provided that the disclosure does not reveal the identity of the Adviser or the Fund. The Subadviser may also disclose that the Adviser and the Fund are the Subadviser’s clients, provided that the disclosure does not reveal the investment performance or the composition of the Fund.

17.	Limitation of Liability; Indemnification

(a)    Limitation of Liability. Except as provided in this Agreement and as may otherwise be provided by the 1940 Act or other federal securities laws, the Adviser and its respective officers, directors, employees, agents, representatives or persons controlled by them (collectively, the “Related Parties”) on the one hand, and the Subadviser and the Subadviser’s Related Parties on the other hand, will not be liable to each other, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any services to be rendered under this Agreement, except that the Adviser, the Subadviser and any respective Related Party will be so liable by reason of conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. The Subadviser will not be liable to the Adviser, the Fund or any shareholder of the Fund for the actions or omissions of any third party service provider selected by the Adviser to whom the Adviser delegates authority to act on behalf of the Fund. The Adviser acknowledges that the Subadviser does not warrant that the investment performance of the Fund will match the performance of any index or other benchmark, such as any other account managed by Subadviser.

(b)    Subadviser Indemnity to the Adviser. The Subadviser agrees to indemnify and defend the Adviser, the Adviser’s Related Parties, or any affiliate of the Adviser or such affiliate’s respective

Related Parties, for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorney’s fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) the Subadviser’s conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in the Registration Statement with respect to the Fund, any proxy statement, or communication to current or prospective investors in the Fund arising from disclosure about the Subadviser or the Fund provided to the Adviser or the Fund by the Subadviser.

(c)    Adviser Indemnity to Subadviser. The Adviser agrees to indemnify and defend the Subadviser, the Subadviser’s Related Parties, or any affiliate of the Subadviser or such affiliate’s respective Related Parties, for any loss, liability, cost, damage, or expenses (including reasonable investigation and defense costs and reasonable attorney’s fees and costs) arising out of any claim, demand, action, suit, or proceeding arising out of (i) the Adviser’s conduct that constitutes willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (ii) any actual or alleged material misstatement or omission in the Registration Statement with respect to the Fund, any proxy statement, or other communication to current or prospective investors in the Fund (other than a misstatement or omission arising from disclosure about the Subadviser or the Fund provided to the Adviser or the Fund by the Subadviser).

(d)    Indemnification Procedures. Promptly after receipt of notice of the commencement of any action by a party seeking to be indemnified under this Section 17 (the “Indemnified Party”), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under this Section 17 (the “Indemnifying Party”), notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under the provisions of this Agreement, and will relieve it from liability under this Agreement only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action. In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnifying Party will be entitled to participate in any such action and, to the extent that it will wish, participate jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel of its choice (unless any conflict of interest requires the appointment of separate counsel), and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of the action, the Indemnifying Party will not be liable to such Indemnified Party under this Agreement for any legal expense of the other counsel subsequently incurred without the Indemnifying Party’s consent. The Indemnified Party will cooperate in the defense or settlement of claims so assumed. The Indemnifying Party will not be liable under this Agreement for the settlement by the Indemnified Party for any claim or demand unless the Indemnifying Party has previously approved the settlement in writing or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof. In the event that any proceeding involving the Indemnifying Party will be commenced by the Indemnified Party in connection with the Agreement, or the transactions contemplated under this Agreement, and such proceeding will be finally determined by a court of competent jurisdiction in favor of the Indemnifying Party, the Indemnified Party will be liable to the Indemnifying Party for any reasonable attorney’s fees and direct costs relating to such proceedings. The indemnifications provided in this Section 17 will survive the termination of this Agreement.

18.	Survival

Sections 6, 12, 14, 15, 16, 17, 19 and 20, shall survive the termination of this Agreement.

19.	Use of BlackRock Names

The Subadviser acknowledges and agrees that the names “BlackRock” and BlackRock Advisors, LLC, and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Corporation, has the right to use such names, abbreviations and logos; and that the Subadviser shall use the names “BlackRock,” BlackRock Advisors, LLC, and associated abbreviations and logos, only in connection with the Subadviser’s performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, the Subadviser agrees to obtain prior written approval from the Adviser before using or referring to “BlackRock Funds” and the Adviser, or the Fund or any abbreviations or logos associated with those names.

20.	Use of Subadviser Name

The Adviser and the Corporation are authorized to publish and distribute information regarding the provision of sub-investment advisory services by the Subadviser pursuant to this Agreement or as required by federal securities laws. The Adviser and the Corporation may use the name of the Subadviser, or any trade name, trademark, trade device, service mark, symbol or logo of the Subadviser, in advertising, publicity or otherwise in connection with the provision of sub-investment advisory services by the Subadviser pursuant to this Agreement, without the prior written consent of the Subadviser, provided such use will be consistent with and/or in a form substantially similar in all material respects to materials previously provided to the Subadviser; provided, that the Adviser may use the name of the Subadviser, or any trade name, trademark, trade device, service mark, symbol or logo of the Subadviser in connection with any materials filed with the SEC or Fund fact sheets produced by Adviser without the prior written consent of Subadviser. Such use may not be sublicensed or assigned. The Adviser and the Corporation shall follow any use guidelines and requirements reasonably imposed by the Subadviser and upon termination of this Agreement, the Adviser and the Corporation must promptly cease use of any trade name, trademark, trade device, service mark, symbol or logo of the Subadviser, except as required by law or regulation. In addition, the Adviser may distribute information regarding the provision of sub-investment advisory services by the Subadviser to the Board without the prior written consent of the Subadviser.

21.	Limitation on Consultation

In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser will not consult with any other subadviser to the Fund or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets, except to the extent necessary to ensure the Fund’s compliance with the requirements of Rule 12d3-1(a) and (b) under the 1940 Act.

22.	Governing Law

This Agreement will be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

23.	Severability

If any provision of this Agreement will be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

24.	Definitions

The terms “assignment,” “affiliated person,” and “interested person,” when used in this Agreement, will have the respective meanings specified in Section 2(a) of the 1940 Act. The term “majority of the outstanding shares” means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

25.	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

BlackRock Advisors, LLC		Janus Capital Management LLC

By:	/s/ Neal J. Andrews	By:	/s/ Susan Oh
Name:	Neal J. Andrews	Name:	Susan Oh
Title:	Managing Director	Title:	Senior Vice President

FDP SERIES, INC.

FDP BlackRock Janus Growth Fund

(the “Fund”)

100 Bellevue Parkway

Wilmington, Delaware 19809

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 24, 2017

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to Fund, a series of FDP Series, Inc. (the “Corporation”). We encourage you to access and review all of the important information contained in the Information Statement.

BlackRock Advisors, LLC (“BlackRock”), the Fund’s investment adviser, selects investment managers (“Subadvisers”) for the Fund, subject to approval of the Board of Directors of the Corporation (the “Board”). We are pleased to inform you that, at the recommendation of BlackRock, the Board has approved a new subadvisory agreement between BlackRock and Janus Capital Management LLC (“Janus”) with respect to the Fund (the “New Subadvisory Agreement”). The New Subadvisory Agreement became effective on May 30, 2017, which is the date Janus Capital Group Inc., the ultimate parent entity of Janus, merged with Henderson Group plc (the “Transaction”). The prior subadvisory agreement between BlackRock and Janus with respect to the Fund provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination in the event of its assignment and the closing of the Transaction constituted such an assignment. There is no change in the advisory fees paid by the Fund under the New Subadvisory Agreement, and the terms of the New Subadvisory Agreement are identical to those of the prior subadvisory agreement between BlackRock and Janus with respect to the Fund (the “Prior Subadvisory Agreement”), except for the effective date and term of the New Subadvisory Agreement.

Additional information about BlackRock, Janus, the New Subadvisory Agreement, and the Board’s approval of the New Subadvisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by BlackRock and the Corporation from the Securities and Exchange Commission, the New Subadvisory Agreement is not required to be approved by shareholders. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about August 25, 2017. The full Information Statement will be available for printing on the Fund’s website at www.blackrock.com/prospectus until at least 90 days from the date of this Notice and the Information Statement. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1-800-441-7762 between 8:00 a.m. to 6:00 p.m. Eastern time on any business day. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the appropriate phone number provided above.

Please Note: If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Notice of Internet Availability of Information Statement unless your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund will deliver promptly a separate copy of this Notice of

Internet Availability of Information Statement to you upon written or oral request. To receive a separate copy of this Notice of Internet Availability of Information Statement, please contact the Fund by calling 1-800-441-7762 between 8:00 a.m. to 6:00 p.m. Eastern time on any business day or by mailing the Fund at 100 Bellevue Parkway, Wilmington, Delaware 19809. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Authorized Institution”) and you would like to receive a separate copy of future notices of internet availability of information statements, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.